EXHIBIT 5.1
OPINION OF BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC
October 5, 2007
KMA Global Solutions International, Inc.
5570A Kennedy Road
Mississauga, Ontario, Canda L4Z2A9
Gentlemen:
          We have acted as special counsel to KMA Global Solutions International, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration for resale by selling stock holders of 18,800,000 shares of common stock, par value $.001 per share (the “Common Stock”), of the Company, which included: (1) 9,400,000 shares of common stock issued pursuant to that certain Securities Purchase Agreement dated as of September 14, 2007 (the “Purchase Agreement”) by and between the Company and those purchasers identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”)(the “SPA Shares”); and (2) 9,400,000 shares issuable upon exercise of common stock purchase warrants issued to selling stockholders in connection with Purchase Agreement (the “Warrant Shares”).
          For purposes of rendering that opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that authorizes the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.
          In all such examinations and investigations, we have assumed the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties other than the Company and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, none of which have been independently verified by us, we have relied upon, and assumed the accuracy of the factual content of, representations and warranties contained in the Purchase Agreement, written information and certificates of public officials, of representatives of the Company, and of others deemed by us to be appropriate. In the course of our representation of the Company, nothing has come to our attention which causes us to believe that we are not justified in relying upon such representations, warranties, written information and certificates.
          To the extent it may be relevant to the opinions expressed herein, we have assumed that the Purchase Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the parties thereto other than the Company.
          Based upon the foregoing and such legal considerations as we have deemed necessary, and subject to the limitations, assumptions and qualifications set forth in this Opinion Letter, we are of the opinion that:
(1)	The SPA Shares have been duly authorized and, upon payment of the purchase price in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

(2)	The Warrant Shares have been duly authorized and, upon payment of the exercise price in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable.
          The opinions set forth above are subject to the following additional assumptions and qualifications:
A.	The opinions expressed in this Opinion Letter are limited in all respects to the General Corporation Law of the State of Nevada, without regard to judicial or administrative interpretations of such sections or case law decided thereunder, and we do not express any opinion herein concerning any other laws.

B.	The opinions expressed herein are as of the date hereof. We assume no obligation to update or supplement the opinions expressed herein to reflect any facts or circumstances that may hereafter come to our attention or any change in laws that may hereafter occur.

C.	This Opinion Letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and listed as an opinion.
          We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and to use of the name of our firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that the we are within the category of named persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Yours truly,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC

/s/ BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC